McGraw Hill, Inc. Reports Fiscal Third Quarter 2026 Results
Total Revenue Increased 4.2% Driven by Re-Occurring Revenue Growth of 14.8%; Fiscal Year 2026 Guidance Raised

COLUMBUS, Ohio—(BUSINESS WIRE)— February 11, 2026—McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider of education solutions for preK-12, higher education and professional learning, today announced financial results for the fiscal third quarter 2026 ended December 31, 2025.

Fiscal Third Quarter 2026 Key Financial Highlights
McGraw Hill continued to leverage its scale, proprietary content, data, technology and domain expertise to drive Q3 performance, delivering revenue growth and margin expansion.

•Total Revenue of $434.2 million, an increase of 4.2% year-over-year, driven by 24.0% year-over-year growth in Higher Education.
•Re-occurring revenue of $357.5 million, an increase of 14.8% year-over-year.
•Digital revenue of $363.7 million, an increase of 11.0% year-over-year.
•Remaining performance obligation (RPO) of $1,696.8 million as of December 31, 2025 demonstrates predictability and visibility into future revenue.
•GAAP gross profit of $370.3 million, representing a GAAP gross profit margin of 85.3%, an increase of nearly 100 basis points versus prior year.
•GAAP net income (loss) of $(20.2) million, compared to $(52.9) million in the prior-year period.
•Adjusted EBITDA(1) of $135.9 million, representing an Adjusted EBITDA margin(1) of 31.3%, an increase of nearly 100 basis points versus prior year.
•Strong results support an upward revision to fiscal year 2026 guidance.
•Accelerated debt paydown with $200 million in term loan pre-payments during the quarter advancing toward the 2.0x-2.5x net leverage target. As of December 31, 2025, Net Leverage Ratio(1) stood at 2.9x.

"Delivering strong fiscal third quarter 2026 results is a testament to our team’s disciplined execution and our mission to empower students through personalized learning," said Simon Allen, who retired as President and Chief Executive Officer of the Company on February 9, 2026. Simon Allen will remain Chair of the Company’s Board of Directors, and is succeeded by Philip Moyer. "Rejoining McGraw Hill in 2018 was one of the best decisions of my career, and I am immensely proud of the foundation we’ve built--and the progress we have made--strengthening our financial profile, advancing our digital transformation, building scaled, data-driven solutions to support personalized learning, and becoming a publicly traded company. As Chair of the Board of Directors, I will remain deeply engaged for the foreseeable future and am confident in McGraw Hill’s strategy and leadership. Philip’s deep expertise in technology and artificial intelligence, paired with his customer-centric approach, aligns well with McGraw Hill’s next phase of growth as we continue to evolve our digital, data-driven foundation to support the next generation of learners."

"I am thrilled to join McGraw Hill at this pivotal moment in education,” said Philip Moyer, McGraw Hill’s President, Chief Executive Officer and member of the Board of Directors. “Simon and his team have built an extraordinary foundation. McGraw Hill is one of the most respected leaders in the industry, with unmatched assets to serve the next generation of learners. We are a digital-first business with some of the world’s most trusted global curricula. We have over a century of learning insights, and proprietary data and analytics. We have deep global customer relationships and, over the past 2 years, we have been rolling out AI solutions at scale and delivering real improvements in education outcomes. My focus is to build on this foundation, accelerate new and engaging learning tools, broaden the customers we serve and drive sustainable and profitable growth.”

"Our fiscal third quarter results again showcase the resilience and quality of our revenue profile, with double-digit growth in re-occurring and digital revenue and continued operating leverage. We are translating our strategic vision into impressive financial results, evidenced by our ability to raise our fiscal year 2026 guidance,” said Bob Sallmann, McGraw Hill’s Executive Vice President and Chief Financial Officer. “Additionally, our strong free cash flow enabled us to continue to reduce debt in the fiscal third quarter, and we remain committed to our net leverage target.”

Fiscal Third Quarter Strategic Highlights
The Company delivered market share gains and meaningful strategic progress in fiscal third quarter while advancing the scale and integration of its solutions.

•Diversified Growth: Strength in core, supplemented by portfolio expansion with offerings such as ALEKS Adventure, ALEKS Calculus, Sharpen Advantage for Higher Education institutions, and McGraw Hill Plus.
•Innovative Content Expansion: First-to-market Evergreen content delivery platform featured over 700 Higher Education titles, with ongoing educator adoption driving retention and valuable time savings.
•Go-to-Market Excellence: Sales and marketing investments continued to pay forward with increased platform usage and customer satisfaction, while reinforcing customer centricity and share gains.
•Expanding Solution Impact: Strong growth across McGraw Hill solutions, driven by AI powered capability enhancements such as AI Reader, Teacher Assistant and Writing Assistant, which improve efficacy, save educator time, and support ongoing share gain and customer retention.
•Scaling AI Solutions: AI Reader recorded 16 million interactions, or 27 million since inception. With more than 1 million unique users in Q3, this AI tool is demonstrating accelerating customer engagement and scaling benefits, a proof point that AI represents a tailwind to the business.
•Enhanced Integration: McGraw Hill continues to advance deeper institutional alignment and solution integration, with McGraw Hill Plus and future Sharpen and ALEKS integration.
•Operational Efficiency: Infusing technology across the business to support productivity, streamline operations, and support future margin expansion opportunities.
•Employer Recognition: Forbes named McGraw Hill one of America’s Best Midsize Employers in 2026, highlighting its mission-driven culture, employee excellence, and depth of industry expertise.
•Leadership Transition: Philip Moyer was appointed President and Chief Executive Officer and a member of the Board of Directors effective February 9, 2026, bringing seasoned leadership to guide McGraw Hill’s next phase of growth. Former President and Chief Executive Officer Simon Allen continues as Chair of the Board of Directors, ensuring continuity and strategic stewardship for the foreseeable future.

Fiscal Third Quarter Segment Highlights

McGraw Hill's segment performance was led by strong double-digit growth in Higher Education, resilience in K-12 with share gain amid a smaller market year, and improving performance in Global Professional and International.

Higher Education
•Revenue totaled $225.4 million, an increase of 24.0% year-over-year driven by record market share, value-based pricing, and favorable enrollment trends.
•Re-occurring revenue totaled $196.0 million, an increase of 33.5% year-over-year, while digital revenue rose 24.8% year-over-year to $203.1 million, underscoring the scalability of subscription-based solutions.
•Inclusive Access remains a pivotal distribution channel, comprising 60% of Higher Education revenue.
•Evergreen continues to scale across over 700 titles, representing 70% of Higher Education revenue.
•New innovations like AI Reader and Sharpen are driving engagement, and ALEKS Calculus is poised to unlock additional TAM.

K-12
•Revenue totaled $128.2 million, down 14.6% year-over-year, as share gains were offset by the smaller overall fiscal year 2026 market opportunity.
•Re-occurring revenue totaled $110.7 million, declining only 1.6% year-over-year, due to strong market capture and robust prior year sales.
•End-to-end portfolio provides competitive differentiation within the larger fiscal year 2027 market opportunity.
•Integrated solutions include McGraw Hill Plus, ALEKS Adventure and new AI capabilities which continue to demonstrate increased utilization rates, time savings and efficacy.

Global Professional and International
•Medical and engineering sectors drove revenue growth in Global Professional, while the International revenue decline narrowed relative to the preceding quarter.

Fiscal Third Quarter 2026 Financial Highlights

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Revenue	$434,162	$416,493	$1,639,059	$1,628,037
Cost of sales (excluding depreciation and amortization)	$63,844	$65,253	$326,305	$343,901
Operating and administrative expenses	$257,201	$250,095	$798,227	$773,961
Net income (loss)	$(20,199)	$(52,928)	$85,587	$71,028
Adjusted EBITDA (1)	$135,867	$126,208	$613,689	$595,139
Net income (loss) margin	(4.7)%	(12.7)%	5.2%	4.4%
Adjusted EBITDA Margin (1)	31.3%	30.3%	37.4%	36.6%
Adjusted net income (loss) (1)	$52,961	$182,781	$314,292	$530,434

Fiscal Year 2026 Guidance

The following fiscal year 2026 guidance is forward-looking, and is based on the Company’s current expectations. Actual results may differ materially from what is indicated below.

	Fiscal Year 2026 Guidance - Prior		Fiscal Year 2026 Guidance - Updated
	As of November 12, 2025		As of February 11, 2026
($ in millions)	Low	High	Low	High
Revenue	$2,031	$2,061	$2,067	$2,087
Re-occurring Revenue	1,504	1,524	1,516	1,526
Adjusted EBITDA (1)	702	722	729	739

Earnings Conference Call and Webcast

Today, February 11, 2026, at 5:00 p.m. ET, McGraw Hill will host a conference call via webcast to review fiscal third quarter 2026 results and provide a business update. The webcast will be hosted by Simon Allen, Chair of the Board of Directors, Philip Moyer, President and Chief Executive Officer, and Bob Sallmann, Executive Vice President and Chief Financial Officer, and will conclude with a question-and-answer session.

To access the live webcast or to view a replay, visit the Company's investor relations website at https://investors.mheducation.com/

The live question and answer portion of the call can be accessed by registering online at the Event Registration Page https://events.q4inc.com/analyst/388781764?pwd=2zJxPPKU at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.

About McGraw Hill
McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus filed pursuant to Rule 424(b) under the Securities Act, filed on July 24, 2025, the Company’s Quarterly Reports on Form 10-Q, and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information. future developments or otherwise, except as may be required by any applicable securities law.

(1) Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with generally accepted principles in the United States (“GAAP”), we have included in this release the following non-GAAP financial measures—EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income (loss), Adjusted basic and diluted earnings (loss) per share, Adjusted operating and administrative expenses, Adjusted selling and marketing expenses, Adjusted general and administrative expenses, Adjusted research and development expenses and Net Leverage Ratio. All such financial measures that are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that affect our performance. The Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We include these non-GAAP financial measures in this release because management uses them to assess our performance. We believe that they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. Although we believe these measures are useful for investors for the same reasons, readers of the financial statements herein should note that these measures are not a substitute for GAAP financial measures or disclosures. Each of these measures is not a recognized term under GAAP and does not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business, rather than evaluating GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, other debt service requirements and taxes. Because of these limitations, we rely primarily on our GAAP results and use these non-GAAP measures only supplementally. See “Reconciliations of Non-GAAP Financial Measures” in the “Supplemental Information” section below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q filed on February 11, 2026, for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Forward-Looking Non-GAAP Financial Measures

This press release contains forward-looking estimates of Adjusted EBITDA for fiscal year 2026. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (as set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2026 net income (loss) to a forward-looking estimate of fiscal year 2026 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2026 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contacts:	Media Contacts:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

Lizzie Kenter
Lizzie.kenter@mheducation.com

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; dollars in thousands, except for share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenue	$434,162	$416,493	$1,639,059	$1,628,037
Cost of sales (excluding depreciation and amortization)	63,844	65,253	326,305	343,901
Gross profit	370,318	351,240	1,312,754	1,284,136
Operating expenses
Operating and administrative expenses	257,201	250,095	798,227	773,961
Depreciation	27,308	17,707	62,218	50,448
Amortization of intangibles	55,417	59,279	169,167	180,692
Total operating expenses	339,926	327,081	1,029,612	1,005,101
Operating income (loss)	30,392	24,159	283,142	279,035
Interest expense (income), net	47,358	68,877	162,072	229,899
(Gain) loss on extinguishment of debt	8,183	—	24,544	2,719
Income (loss) from operations before taxes	(25,149)	(44,718)	96,526	46,417
Income tax provision (benefit)	(4,950)	8,210	10,939	(24,611)
Net income (loss)	$(20,199)	$(52,928)	$85,587	$71,028

Basic earnings (loss) per share	$(0.11)	$(0.32)	$0.47	$0.43
Diluted earnings (loss) per share	$(0.11)	$(0.32)	$0.47	$0.43
_________________
(1) See “Supplemental Information—Reconciliations of Non-GAAP Financial Measures; Non-GAAP operating and administrative expenses” for a breakdown of our GAAP operating and administrative expenses and a reconciliation to the corresponding Non-GAAP financial measure.

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except for share data)

	December 31, 2025	March 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$514,392	$389,830
Accounts receivable, net of allowance for credit losses of $9,569 and $13,521 as of December 31, 2025 and March 31, 2025, respectively	242,331	338,426
Inventories, net	169,667	174,018
Prepaid and other current assets	142,517	150,357
Total current assets	1,068,907	1,052,631
Product development costs, net	255,137	222,182
Property, plant and equipment, net	90,408	95,197
Goodwill	2,557,595	2,557,595
Other intangible assets, net	1,285,551	1,454,185
Deferred income taxes	7,138	7,983
Operating lease right-of-use assets	47,853	49,661
Other non-current assets	331,458	318,326
Total assets	$5,644,047	$5,757,760
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$113,127	$146,742
Accrued royalties	110,911	71,457
Accrued compensation	89,059	124,954
Deferred revenue	813,153	794,031
Current portion of long-term debt	13,170	13,170
Operating lease liabilities	8,652	8,042
Other current liabilities	133,999	172,023
Total current liabilities	1,282,071	1,330,419
Long-term debt	2,605,642	3,164,551
Deferred income taxes	16,399	15,656
Long-term deferred revenue	883,663	882,156
Operating lease liabilities	60,491	64,737
Other non-current liabilities	20,439	19,997
Total liabilities	4,868,705	5,477,516
Commitments and contingencies
Stockholders' equity (deficit)
Class A voting common stock, par value $0.01 per share; 186,471,212 shares authorized, 165,160,216 shares issued and outstanding as of March 31, 2025	—	1,652
Class B non-voting common stock, par value $0.01 per share; 14,384,922 shares authorized, 1,451,303 shares issued and outstanding as of March 31, 2025	—	14
Common stock, par value $0.01 per share; 2,000,000,000 shares authorized, 191,001,519 shares issued and outstanding as of December 31, 2025; and no shares authorized, issued and outstanding as of March 31, 2025	1,910	—
Additional paid-in capital	1,969,217	1,562,204
Accumulated deficit	(1,195,613)	(1,281,200)
Accumulated other comprehensive income (loss)	(172)	(2,426)
Total stockholders' equity (deficit)	775,342	280,244
Total liabilities and stockholders' equity (deficit)	$5,644,047	$5,757,760

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Nine Months Ended December 31,
	2025	2024
Operating activities
Net income (loss)	$85,587	$71,028
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation (including amortization of technology costs)	62,218	50,448
Amortization of intangibles	169,167	180,692
Amortization of product development costs	44,962	44,703
Amortization of deferred royalties	67,654	65,280
Amortization of deferred commission costs	15,983	12,735
Stock-based compensation	31,737	—
Credit losses on accounts receivable	(529)	(2,556)
Unrealized (gain) loss on interest rate cap	—	235
Inventory obsolescence	8,300	9,784
Deferred income taxes	845	(1,184)
Amortization of debt discount	9,947	14,989
Amortization of deferred financing costs	3,744	8,782
(Gain) loss on extinguishment of debt	24,544	2,719
Changes in operating assets and liabilities:
Accounts receivable	100,633	(433)
Inventories	(3,132)	51,996
Prepaid and other current assets	(92,827)	(127,245)
Accounts payable and accrued expenses	(25,268)	40,152
Deferred revenue	18,964	238,561
Other current liabilities	(42,123)	30,653
Other changes in operating assets and liabilities, net	(3,109)	(3,870)
Cash provided by (used for) operating activities	477,297	687,469
Investing activities
Product development expenditures	(76,680)	(60,476)
Capital expenditures	(61,039)	(42,621)
Cash provided by (used for) investing activities	(137,719)	(103,097)
Financing activities
Payment of A&E Term Loan Facility	(595,575)	(103,292)
Payment of Term Loan Facility	—	(754,875)
Borrowings on 2024 Secured Notes	—	650,000
Payment of finance lease obligations	(5,912)	(7,708)
Payment of deferred financing costs	—	(24,027)
Proceeds from issuance of common stock in Initial Public Offering, net of underwriting discounts	392,862	—
Deferred Initial Public Offering costs	(7,037)	—
Cash provided by (used for) financing activities	(215,662)	(239,902)
Effect of exchange rate changes on cash	646	896
Net change in cash and cash equivalents	124,562	345,366
Cash and cash equivalents, at the beginning of the period	389,830	203,618
Cash and cash equivalents, at the end of the period	$514,392	$548,984
Supplemental disclosures
Cash paid for interest expense	$124,679	$173,392
Cash paid for income taxes	73,832	33,401

Supplemental Information

Reconciliations of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

“EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization.

“Adjusted EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Further, although not included in the calculation of Adjusted EBITDA below, we may at times add estimated cost savings and operating synergies related to operational changes ranging from acquisitions or dispositions to restructurings, and exclude one-time transition expenditures.

“Adjusted EBITDA Margin” is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial measure for the three and nine months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Net income (loss)	$(20,199)	$(52,928)	$85,587	$71,028
Interest expense (income), net	47,358	68,877	162,072	229,899
Income tax provision (benefit)	(4,950)	8,210	10,939	(24,611)
Depreciation, amortization and product development amortization	95,671	89,787	276,347	275,843
EBITDA	$117,880	$113,946	$534,945	$552,159
Restructuring and cost savings implementation charges (a)	3,894	3,688	8,774	17,010
Advisory fees (b)	—	2,500	3,125	7,500
Transaction and integration costs (c)	548	656	818	2,520
Stock-based compensation (d)	661	—	31,737	—
Gain (loss) on extinguishment of debt (e)	8,183	—	24,544	2,719
Other (f)	4,701	5,418	9,746	13,231
Adjusted EBITDA	$135,867	$126,208	$613,689	$595,139

Total Revenue	$434,162	$416,493	$1,639,059	$1,628,037
Net income (loss) margin	(4.7)%	(12.7)%	5.2%	4.4%
Adjusted EBITDA Margin	31.3%	30.3%	37.4%	36.6%
__________________
(a) Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our restructuring initiatives.
(b) For the three and nine months ended December 31, 2025 and 2024, represents the pro rata portion of the annual $10.0 million of advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering).

(c) This primarily represents transaction and integration costs associated with acquisitions.
(d) Represents stock-based compensation expense related to awards granted to our employees, directors and consultants under the Company's long-term incentive plans.
(e) Represents accelerated amortization of debt discount and deferred financing costs related to the repayment of $385.7 million of debt outstanding under the A&E Term Loan Facility using net proceeds from our initial public offering on July 25, 2025, as well as the repayment of an additional $200.0 million of debt outstanding under the A&E Term Loan Facility during the third fiscal quarter of 2026.
(f) For the three months ended December 31, 2025 and 2024, this amount represents (i) foreign currency exchange transaction impact of $(0.5) million and $2.4 million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $3.0 million and $0.7 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of nil and $0.1 million, respectively, (iv) post-acquisition compensation expense of nil and $0.1 million, respectively, associated with the acquisition of Boards & Beyond, (v) non-recurring transaction-related costs associated with our initial public offering that were expensed as incurred of nil and $1.1 million, respectively, and (vi) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $2.2 million and $1.1 million, respectively, that are primarily related to individually insignificant miscellaneous items, including third-party consulting and advisory fees associated with system and process rationalization initiatives and certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.
For the nine months ended December 31, 2025 and 2024, this amount represents (i) foreign currency exchange transaction impact of $(2.3) million and $1.7 million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $5.5 million and $3.1 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of $0.3 million and $0.5 million, respectively, (iv) post-acquisition compensation expense of nil and $0.6 million, respectively, associated with the acquisition of Boards & Beyond, (v) non-recurring transaction-related costs associated with our initial public offering that were expensed as incurred of $2.8 million and $3.1 million, respectively, and (vi) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $3.5 million and $4.3 million, respectively, primarily related to individually insignificant miscellaneous items, including asset dispositions, third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.

Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share

“Adjusted net income (loss)” is defined as net income (loss) from continuing operations adjusted to exclude amortization of intangible assets, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations and the related tax impact of those adjustments.

Adjusted basic and diluted earnings (loss) per share is calculated by dividing Adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

The following table presents a reconciliation of Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share to the most directly comparable GAAP financial measure for the three and nine months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Net income (loss)	$(20,199)	$(52,928)	$85,587	$71,028
Amortization of intangible assets (1)	55,255	59,081	168,634	180,115
Restructuring and cost savings implementation charges (2)	3,894	3,688	8,774	17,010
Advisory fees (2)	—	2,500	3,125	7,500
Transaction and integration costs (2)	548	656	818	2,520
Stock-based compensation (2)	661	—	31,737	—
Gain (loss) on extinguishment of debt (2)	8,183	—	24,544	2,719
Other (2)	4,701	5,418	9,746	13,231
Tax impact of adjustments(3)	(82)	164,366	(18,673)	236,311
Adjusted net income (loss)	$52,961	$182,781	$314,292	$530,434

Basic earnings (loss) per share	$(0.11)	$(0.32)	$0.47	$0.43
Diluted earnings (loss) per share	$(0.11)	$(0.32)	$0.47	$0.43
Adjusted basic earnings (loss) per share	$0.28	$1.10	$1.74	$3.18
Adjusted diluted earnings (loss) per share(4)	$0.28	$1.10	$1.73	$3.18
Basic weighted-average shares outstanding	191,001,519	166,611,519	180,979,446	166,611,519
Diluted weighted-average shares outstanding	191,001,519	166,611,519	181,236,696	166,611,519
_____________
(1) Represents amortization of definite-lived acquired intangible assets.
(2) Represents the same adjustments used in calculating EBITDA and Adjusted EBITDA.
(3) Represents the tax impact of these adjustments, which are pre-tax, based upon the effective income tax rate.
(4) For the three months ended December 31, 2025, the Company reported a net loss and, accordingly, all potentially dilutive securities were considered anti-dilutive and excluded from the calculation of diluted earnings (loss) per share. However, because the Company reported Adjusted net income for the same period, these potentially dilutive securities were included in the calculation of Adjusted diluted earnings (loss) per share, resulting in diluted weighted-average shares outstanding of 191,106,927.

Non-GAAP operating and administrative expenses

“Adjusted operating and administrative expenses” is defined as GAAP operating and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation, amortization of product development costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted selling and marketing expenses” is defined as GAAP selling and marketing expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted general and administrative expenses” is defined as GAAP general and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted research and development expenses” is defined as GAAP research and development expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

The following table presents a reconciliation of these non-GAAP operating and administrative expenses to the most directly comparable GAAP financial measure for the three and nine months ended December 31, 2025 and 2024:

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Operating and administrative expenses	$257,201	$250,095	$798,227	$773,961
Restructuring and cost savings implementation charges	(3,894)	(3,688)	(8,774)	(17,010)
Advisory fees	—	(2,500)	(3,125)	(7,500)
Transaction and integration costs	(548)	(656)	(818)	(2,520)
Amortization of product development costs	(12,946)	(12,801)	(44,962)	(44,703)
Stock-based compensation	(661)	—	(31,737)	—
Other	(4,701)	(5,418)	(9,746)	(13,231)
Adjusted operating and administrative expenses (1)	$234,451	$225,032	$699,065	$688,997

Selling and marketing	$89,793	$85,840	$277,154	$275,824
Stock-based compensation	(20)	—	(1,161)	—
Other	(2,465)	(469)	(4,066)	(2,467)
Adjusted selling and marketing expenses (1)	$87,308	$85,371	$271,927	$273,357

General and administrative	$86,947	$81,322	$273,487	$256,360
Restructuring and cost savings implementation charges	(3,894)	(3,688)	(8,774)	(17,010)
Advisory fees	—	(2,500)	(3,125)	(7,500)
Transaction and integration costs	(548)	(656)	(818)	(2,520)
Stock-based compensation	(715)	—	(25,509)	—
Other	(1,738)	(4,693)	(4,490)	(10,092)
Adjusted general and administrative expenses (1)	$80,052	$69,785	$230,771	$219,238

Research and development	$67,515	$70,132	$202,624	$197,074
Stock-based compensation	74	—	(5,067)	—
Other	(498)	(256)	(1,190)	(672)
Adjusted research and development expenses (1)	$67,091	$69,876	$196,367	$196,402
_____________
(1) We calculate each of these measures by using the same adjustments used in calculating EBITDA and Adjusted EBITDA to the extent such items are included in the corresponding GAAP operating and administrative expense category.

Net Leverage Ratio

“Net leverage Ratio“ is calculated by dividing net debt as of the most recent balance sheet date by the Last Twelve Months (“LTM”) Adjusted EBITDA. Net debt is defined as Gross Debt, net of cash and cash equivalents. Gross Debt is defined as the total amount of principal borrowings outstanding.

LTM is defined as the twelve-month period ended on the last day of the most recently completed fiscal quarter and is calculated by adding the results for the nine months ended December 31, 2025, to the results of the fiscal year ended March 31, 2025, and subtracting the nine months ended December 31, 2024.

As of December 31,
($ in thousands)	2025
Gross Debt	$2,682,340
Cash and cash equivalents	(514,392)
Net Debt	$2,167,948

LTM Adjusted EBITDA (1)	$745,340

Net Leverage Ratio (2)	2.9x
__________
(1) LTM Adjusted EBITDA is calculated by adding Adjusted EBITDA for the nine months ended December 31, 2025 of $613,689, to Adjusted EBITDA for the fiscal year ended March 31, 2025 of $726,790, and subtracting Adjusted EBITDA for the nine months ended December 31, 2024 of $595,139.
(2) In addition to the Net Leverage Ratio, pursuant to our credit agreements, the Company is subject to a Consolidated First Lien Net Leverage Ratio covenant. The Consolidated First Lien Net Leverage Ratio is calculated by dividing Net Debt by LTM Consolidated Adjusted EBITDA, as defined in our credit agreements. As of December 31, 2025, the Consolidated First Lien Net Leverage Ratio was 3.1x. LTM Consolidated Adjusted EBITDA is calculated by adding Consolidated Adjusted EBITDA for the nine months ended December 31, 2025 of $646,876, to Consolidated Adjusted EBITDA for the fiscal year ended March 31, 2025 of $895,614, and subtracting Consolidated Adjusted EBITDA for the nine months ended December 31, 2024 of $833,416. Consolidated Adjusted EBITDA differs from Adjusted EBITDA presented elsewhere herein and is defined in our credit agreements.

Key Operating Metrics

Re-occurring Revenue and Transactional Revenue for the Three and Nine Months Ended December 31, 2025 and 2024

	Three Months Ended December 31,
	2025			2024
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$110,706	$17,483	$128,189	$112,537	$37,645	$150,182
Higher Education	196,016	29,347	225,363	146,854	34,906	181,760
Global Professional	25,293	10,946	36,239	24,438	11,093	35,531
International	25,445	18,616	44,061	27,550	17,339	44,889
Other	—	310	310	—	4,131	4,131
Total Revenue	$357,460	$76,702	$434,162	$311,379	$105,114	$416,493

	Nine Months Ended December 31
	2025			2024
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$510,583	$247,684	$758,267	$489,656	$339,998	$829,654
Higher Education	517,247	103,457	620,704	438,441	90,055	528,496
Global Professional	73,605	37,601	111,206	70,614	40,618	111,232
International	66,033	79,837	145,870	71,120	87,257	158,377
Other	—	3,012	3,012	—	278	278
Total Revenue	$1,167,468	$471,591	$1,639,059	$1,069,831	$558,206	$1,628,037

RPO as of December 31, 2025 and as of March 31, 2025

	December 31, 2025			March 31, 2025
($ in thousands)	Current	Non-current	Total	Current	Non-current	Total
RPO by Segment:
K-12	$517,292	$817,592	$1,334,884	$457,353	$822,232	$1,279,585
Higher Education	197,293	56,400	253,693	247,685	49,631	297,316
Global Professional	65,088	7,164	72,252	54,949	7,399	62,348
International	32,960	2,507	35,467	30,513	2,894	33,407
Other	520	—	520	3,531	—	3,531
Total RPO	$813,153	$883,663	$1,696,816	$794,031	$882,156	$1,676,187

Digital and Print Revenue

Disaggregation of Revenue for the Three and Nine Months Ended December 31, 2025 and 2024

	Three Months Ended December 31,
	2025			2024
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$103,513	$24,676	$128,189	$107,976	$42,206	$150,182
Higher Education	203,104	22,259	225,363	162,717	19,043	181,760
Global Professional	28,249	7,990	36,239	26,398	9,133	35,531
International	28,819	15,242	44,061	30,561	14,328	44,889
Other (2)	—	310	310	—	4,131	4,131
Total Revenue	$363,685	$70,477	$434,162	$327,652	$88,841	$416,493

	Nine Months Ended December 31,
	2025			2024
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$330,746	$427,521	$758,267	$328,516	$501,138	$829,654
Higher Education	558,099	62,605	620,704	473,966	54,530	528,496
Global Professional	79,543	31,663	111,206	76,742	34,490	111,232
International	72,544	73,326	145,870	79,095	79,282	158,377
Other (2)	—	3,012	3,012	—	278	278
Total Revenue	$1,040,932	$598,127	$1,639,059	$958,319	$669,718	$1,628,037
___________________

(1)	Print revenue contains print and multi-year print products.
(2)	Includes in-transit product sales and intersegment revenue adjustments that are not included within segment revenues reviewed by the Company's Chief Operating Decision Maker.